UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2016

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2016, Xtant Medical Holdings, Inc., a Delaware corporation (“Xtant” or the “Company”), and its wholly owned subsidiaries Bacterin International, Inc., a Nevada corporation, X-spine Systems, Inc., an Ohio corporation, and Xtant Medical, Inc., a Delaware corporation (together with Xtant, individually and collectively, jointly, and severally, “Borrower”), entered into a First Loan Modification Agreement (the “Modification Agreement”) with Silicon Valley Bank, a California corporation (the “Bank”), which amended certain provisions of the Loan and Security Agreement (the “LSA”), dated as of May 25, 2016, among Borrower and the Bank.

Pursuant to the terms of the Modification Agreement, the Bank increased the aggregate principal amount of the revolving line of credit to $11,000,000. Any principal amounts outstanding now bear interest at a floating per annum rate equal to four percentage points (4.00%) above the Prime Rate (as that term is defined in the Modification Agreement).

In the event the aggregate amount of interest earned by the Bank in any month is less than $45,000, Borrower must pay to the Bank an amount equal to $45,000.00, less the aggregate amount of all interest earned by the Bank during such month.

Under the terms of the Modification Agreement, the Bank will receive a non-refundable anniversary fee of $132,000, which is payable as follows: $66,000.00 is due and payable on the first anniversary of the effective date of the LSA, and the remaining $66,000.00 is due and payable on the second anniversary of the effective date of the LSA. If all outstanding obligations under the revolving line of credit are repaid in full and the Bank’s commitment to make any further extensions is terminated prior to the second anniversary of the effective date of the LSA, then any outstanding amount of the anniversary fee shall be immediately due and payable at the time of such repayment and termination.

The foregoing description of the Modification Agreement does not purport to be complete and is qualified in its entirety by reference to the Modification Agreement, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On August 16, 2016, the Company issued a press release entitled “Xtant Medical Expands AR Credit Facility with Silicon Valley Bank,” which is attached as Exhibit 99.1 and incorporated herein.

The information in this Item 7.01 and the document attached as Exhibit 99.1 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	First Loan Modification Agreement, dated August 12, 2016, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank

99.1	Press Release of Xtant Medical Holdings, Inc. dated August 16, 2016 entitled “Xtant Medical Expands AR Credit Facility with Silicon Valley Bank”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2016
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Loan Modification Agreement, dated August 12, 2016, among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank

99.1	Press Release of Xtant Medical Holdings, Inc. dated August 16, 2016 entitled “Xtant Medical Expands AR Credit Facility with Silicon Valley Bank”